                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 488,040 shares of common stock under the Human Code, Inc. 1994 Stock Option/Stock Issuance Plan of our report dated April 16, 1999 with respect to the consolidated financial statements of Sapient Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/ KPMG LLP
------------
KPMG LLP


Boston, Massachusetts
August 30, 2000